Exhibit 99.1

Bright Mountain Media, Inc. Announces Closing Share Exchange and Plan of Merger to Acquire S&W Media Group

Boca Raton, FL/August 20, 2019 – Bright Mountain Media, Inc. (OTCQB: BMTM), a digital media holding company whose primary focus is connecting brands with consumers as a full advertising services platform, announced today that effective August 15, 2019, it closed the previously announced Share Exchange Agreement and Plan of Merger (the “Merger”) to acquire Slutzky & Winshman Ltd. d/b/a/ S&W Media Group (“S&W”) in a cash and stock transaction.

S&W, headquartered in Tel Aviv, Israel, is a data-driven marketing company, which utilizes programmatic solutions for over the top, or (“OTT”), video and mobile advertising. Leveraging machine learning data, S&W provides technology for content creators to deploy, distribute and monetize their content. Israel is known globally as a digital advertising and innovation hub. With the addition of S&W Media, Bright Mountain Media, Inc. now has a solid presence in the heart of the hub, Tel Aviv.

Kip Speyer, Chairman and CEO of Bright Mountain Media, said that “The collective efforts of the Bright and S&W teams have permitted us to reach this point and it will be a “win win” for both of us. We believe now more than ever that the consolidation of our businesses will permit us to grow rapidly.” Mr. Speyer reiterated that, “Recognizing the global presence of S&W Media and its young, creative and aggressive leadership makes this acquisition a major game changer for us. We believe that a global presence with offices in Israel will permit us to accelerate our growth worldwide.”

“Today’s announcement with Bright Mountain is very exciting for us after months of work to reach this Closing Date. We look forward to working together with Kip Speyer and his management team and believe that the combination of our companies will facilitate our ability to take advantage of global opportunities and grow our combined company internally, as well as with strategic acquisitions”, said Messrs. Slutzky and Winshman.

Pursuant to the Merger Agreement and upon the terms and subject to the conditions set forth therein, on the closing date (the “Closing”), we acquired all of the outstanding shares of S&W (the “S&W Shares”) from the S&W shareholders in exchange for (i) an aggregate of 13,000,000 shares of our common stock (the “Consideration Shares”), and (ii) promissory notes (the “Notes”) in the aggregate principal amount of $750,000 (collectively, the “Purchase Price”).

In addition, at Closing S&W entered into a two-year employment agreement with Joey Winshman to serve as its Chief Marketing Officer. At the same time, Mr. Winshman was appointed to our board of directors. At Closing we also entered into two-year Consulting Agreements with Messrs. Nadav Slutsky and Eli Desatnik.

As is customary following the closing and upon regulatory approval from the Israeli Government, the merger will become effective.

ABOUT BRIGHT MOUNTAIN MEDIA

Bright Mountain Media, Inc. (BMTM) is a digital media holding company whose primary focus is connecting brands with consumers as a full advertising services platform. Bright Mountain Media’s assets include an ad network, an ad exchange platform and 25 websites (owned and/or managed) that provide content and services.

Additional information about Bright Mountain Media can be found at: https://www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as ”should,” ”may,” ”intends,” ”anticipates,” ”believes,” ”estimates,” ”projects,” ”forecasts,” ”expects,” ”plans,” and ”proposes, ” and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to close the proposed acquisition of Inform, Inc., any the realization of any expected benefits from such transaction if closed. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on April 12, 2019 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

August 20, 2019

PRESS CONTACTS

Bright Mountain Media:

Maria Montiglio +1 (561) 998-2440

maria@brightmountainmedia